Exhibit 10.32

AMENDED AND RESTATED LOCK-UP AGREEMENT

        THIS AMENDED AND RESTATED LOCK-UP AGREEMENT (this "Agreement") is made and entered into as of April 19, 2002, by and among Asia Pacific Growth Fund III, L.P., a Cayman corporation ("Asia Pacific"), Vertex Technology Fund (III) Ltd., an entity formed under the laws of Singapore, Vertex Technology Fund (II) Ltd., an entity formed under the laws of Singapore, and Vertex Technology Fund Ltd., an entity formed under the laws of Singapore (collectively "Vertex"), and the additional undersigned Investors (together with Vertex and Asia Pacific, the "Investors"), and Hong Chen, an individual ("Stockholder", collectively with the Investors, the "Holders").

        THE PARTIES TO THIS AGREEMENT enter into this Agreement on the basis of the following facts, intentions and understandings:

        A.    Vertex (with the exception of Vertex Technology Fund Ltd.), Asia Pacific and Stockholder have previously entered into that certain Lock-Up Agreement dated as of January 30, 2002 (the "Prior Agreement").

        B.    Concurrently with the execution and delivery of this Agreement, GRIC Communications, Inc., a Delaware corporation (the "Company"), and Vertex and Asia Pacific entered into that certain Amended and Restated Series A Preferred Stock and Warrant Purchase Agreement, dated of even date herewith and to which all of the Investors are now a party (the "Purchase Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, the Investors have agreed to purchase from the Company, and the Company has agreed to sell to the Investors, shares of the Series A Preferred Stock of the Company ("Series A Preferred Stock") and warrants (the "Warrants") to purchase shares of Series A Preferred Stock.

        C.    As of the Closing (as defined in the Purchase Agreement), (i) the Stockholder owns in the aggregate (including shares held both beneficially and of record and other shares held either beneficially or of record) the number of outstanding shares of common stock of the Company set forth opposite the Stockholder's name on Schedule A attached hereto (the "Stockholder Shares"), and (ii) the Investors shall own the number of shares of Series A Preferred Stock and Warrants set forth opposite such Investor's name on Schedule A attached hereto (together with the common stock issuable upon conversion of such shares of Series A Preferred Stock and the Stockholder Shares, the "Subject Shares").

        D.    The Holders have agreed to provide for certain restrictions on transfer among them, as more fully set forth herein.

        E.    The parties hereto hereby agree that the Prior Agreement shall be amended such that the provisions of this Agreement shall amend and replace, in all respects, the provisions of the Prior Agreement.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties agree as follows:

ARTICLE 1
LOCK-UP

        1.1    Restrictions on Transfer.    From the date hereof through and including the end of the Lock-Up Period (as defined below), each of the Holders hereby agrees that it shall not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any Subject Shares, other than: (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this Agreement; (ii) as a distribution to one or more wholly-owned subsidiaries, partners, stockholders or beneficiaries of such person, provided that the distributees thereof agree in writing to be bound by the terms of this Agreement; (iii) as a transfer to a trust the beneficiaries of which are exclusively such Holder, a member or members of his or her immediate family (if a natural person) and/or a charity, provided that the trust agrees in writing to be bound by the terms of this Agreement; (iv) with respect to sales of shares acquired on the open market after the date of this; (v) with the prior written consent of each of the other parties to this Agreement; (vi) pursuant to a tender offer made by the Company or by a third person as to which the Company's Board of Directors has not publicly announced its opposition; (vii) in the case of Vertex, to any venture fund managed by Vertex Venture Holdings Ltd. or its affiliates; or (viii) in the case of Asia Pacific, to any venture fund managed by Asia Pacific Growth Fund III, L.P. or its affiliates. The foregoing restrictions (the "Lock-Up Restrictions") shall remain in effect with respect to the Subject Shares for the period beginning upon the date hereof and ending at the close of trading on the days specified below (the "Lock-Up Period"); provided, however, that if there is an underwritten secondary public offering by the Company prior such times, the parties agree to renegotiate these dates):

For the Stockholder, Vertex, STT Ventures Ltd and Asia Pacific:

Additional Percentage of Subject Shares Released from Lock-Up Restrictions	Lock-Up Release Date
25%	July 30, 2002
25%	October 30, 2002
50%	January 30, 2003

For the additional undersigned Investors:

Additional Percentage of Subject Shares Released from Lock-Up Restrictions	Lock-Up Release Date
15%	Date of Purchase of the Subject Shares ("DOP")
25%	6 months from DOP
25%	9 months from DOP
35%	12 months from DOP

        The foregoing restriction has been expressly agreed to preclude the Holder of the Subject Shares from engaging in any hedging or other transaction that is designed to or reasonably expected to lead to voting control of the Holder's Subject Shares being transferred to any third party.

        1.2    Legends.    The Holders shall present or cause to be presented promptly to the Company all certificates representing Subject Shares owned by the undersigned (and all shares issued in exchange therefor or in substitution thereof), for the placement thereon of the following legend, which will remain thereon as long as such Subject Shares are subject to the restrictions contained in this Agreement (after which time such legends shall be removed):

    The securities represented by this certificate are subject to the provisions of an Amended and Restated Lock-Up Agreement, dated as of April 19, 2002, by and among the holder hereof and others, and may not be sold or transferred except in accordance with the terms contained therein. Copies of said agreement are on file at the offices of the Secretary of GRIC Communications, Inc.

        1.3    Transferees Bound.    Each Holder agrees that it will not transfer Subject Shares unless each transferee agrees in writing to be bound by all of the provisions of this Article 1 and shall be deemed a "Holder" for purposes of Section 1.1 above, provided that this Section 1.3 shall not apply to (i) transfers made pursuant to an underwritten secondary public offering or made after January 30, 2003, or (ii) transfers of Subject Shares which have been released from the Lock-Up Restrictions.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

        Each Holder, severally and not jointly, hereby represents and warrants to each other Holder as follows:

        2.1    Ownership of Subject Shares.    On the date hereof, the Holder owns, directly or indirectly, the Subject Shares set forth next to the Holder's name on Schedule A attached hereto.

        2.2    Power; Binding Agreement.    The Holder has all requisite powers and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Holder will not violate any agreement to which the Holder is a party including, without limitation, any pledge agreement, stockholders agreement or trust agreement. This Agreement has been duly and validly executed and delivered by the Holder and constitutes a legally and valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or (b) general principles of equity relating to enforceability, whether considered in a proceeding at law or in equity. There is no beneficiary or holder of any interest of any trust of which the Holder is a trustee whose consent is required for the execution and delivery of this Agreement or the compliance by the Holder with the terms hereof.

        2.3    No Conflicts.    None of the execution and delivery of this Agreement by the Holder, the consummation by the Holder of the transactions contemplated hereby or compliance by the Holder with any of the provisions hereof shall (a) conflict with or violate any agreement, law, rule, regulation, order, judgment or decision or other instrument binding upon the Holder or any of the Holder's properties or assets, nor require any consent, notification, regulatory filing or approval which has not been obtained, (b) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Holder is a party or by which the Holder or any of its properties or assets may be bound or affected, or (c) conflict with, or result in any breach of, any organizational documents applicable to the Holder (if applicable).

ARTICLE 3
COVENANTS OF THE HOLDERS

        3.1  Vertex agrees to use its best efforts to cause each other investor that is introduced into the Company's Series A Preferred Stock financing by Vertex, affiliated or non-affiliated, to become a party to this Agreement upon investment and subject to the Lock-Up Restrictions set forth in Section 1.1 above for "additional undersigned Investors" and such Lock-Up Restrictions shall remain in effect with respect to the Subject Shares in accordance with the schedule set forth in Section 1.1 above.

ARTICLE 4
MISCELLANEOUS

        4.1    Specific Performance.    Each party hereto recognizes and agrees that, if for any reason any of the provisions of this Agreement are not performed by the other parties in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused to the non-breaching parties for which money damages would not be an adequate remedy. Accordingly, the parties agree that, in addition to any other available remedies, the non-breaching parties shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement without the necessity of the non-breaching parties posting a bond or other form of security. In the event that any action should be brought in equity to enforce the provisions of this Agreement, the breaching party will not allege, and the breaching party hereby waives the defense, that there is an adequate remedy at law.

        4.2    Severability.    Any term or provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction by any rule or law or public policy shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Agreement or affecting the validity, legality or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Without limiting the foregoing, upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

        4.3    Amendment; Waiver.    This Agreement may be amended, modified, superseded, canceled, renewed or extended only by and agreement in writing executed by all of the Holders. The failure by any of the Holders at any time to require performance or compliance by any of the other parties of any of their respective obligations or agreements will in no way affect the right to require such performance or compliance at any time thereafter. The waiver by any of the Holders of a breach of any provision of this Agreement will not be treated as a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind will be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced.

        4.4    Assignment.    This Agreement and all of the rights, interests or obligations hereunder may not be transferred or assigned, in whole or in part, by operation of law or otherwise without the prior written consent of the other parties hereto; provided, however, that the Holders may assign their rights, together with their obligations hereunder, to any parent, subsidiary, affiliate or success of such Holder, or in connection with any sale, transfer or other disposition of all or substantially all of the business and assets of such Holder or any of its subsidiaries or affiliates, whether by sale of stock, sale of assets, merger, consolidation or otherwise if such assignee assumes the Holder's obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        4.5    Headings.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        4.6    Notices.    Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States; or (iii) three (3) business days after deposit in the United States mail by registered or certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below, or at such other address as such other party may designate by ten (10) days advance written notice to the other parties hereto.

        If to Asia Pacific:

      Asia Pacific Growth Fund III, L.P.
      156 University Avenue
      Palo Alto, CA 94301
      Attention: Ms. Shawn M. Soderberg
      Phone: (650) 838-8008
      Fax: (650) 838-0801

      with a copy to:

      O'Melveny & Myers LLP
      275 Battery Street, Suite 2600
      San Francisco, CA 94111
      Attention: Peter T. Healy, Esq.
      Phone: (415) 984-8833
      Fax: (415) 984-8701

        If to Vertex:

      Vertex Technology Fund (III) Ltd.
      77 Science Park Drive.
      02-15 Cintech III
      Singapore Science Park
      Singapore, 118256

      Vertex Technology Fund (II) Ltd.
      77 Science Park Drive.
      #02-15 Cintech III
      Singapore Science Park
      Singapore, 118256

      and:

      Three Lagoon Drive, Suite 220
      Redwood City, CA 94065
      Attn: Lee Kheng Nam, Attorney-In-Fact
      Fax: (650) 591-5926

      with a copy to:

      Carr & Ferrell LLP
      2225 E. Bayshore Road, Suite 200
      Palo Alto, CA 94303
      Attention: Barry Carr, Esq.
      Fax: (650) 812-3444

        If to any other Investor:

      At the address set forth beside the Investor's name on Schedule A attached hereto.

        If to the Stockholder:

      At the address set forth beside the Stockholder's name on Schedule A attached hereto.

        Any party hereto (and such party's permitted successors, assigns or transferees) may by notice so given provide and change its address for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above.

        4.7    Governing Law.

          (a)  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

          (b)  Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any California State court, or Federal court of the United States of America, sitting in the Northern District of California, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such California State court or, to the extent permitted by law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such California State or Federal court, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding any such California State or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 4.6 hereof. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          (c)  EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.7(c).

        4.8    Entire Agreement.    This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supercede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

        4.9    Counterparts; Effectiveness.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        4.10    Facsimile Signatures.    This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

        [signature page follows]

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first written above.

THE INVESTORS:
"ASIA PACIFIC"
ASIA PACIFIC GROWTH FUND III, L.P. a Cayman entity
By:	/s/ TA-LIN HSU
Name: Ta-Lin Hsu Title:
"VERTEX"
VERTEX TECHNOLOGY FUND (III) LTD., an entity formed under the laws of Singapore
By:	/s/ LEE KHENG NAM
Name: Lee Kheng Nam Title:
VERTEX TECHNOLOGY FUND (II) LTD., an entity formed under the laws of Singapore
By:	/s/ LEE KHENG NAM
Name: Lee Kheng Nam Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED LOCK-UP AGREEMENT]

S-1

VERTEX TECHNOLOGY FUND LTD., an entity formed under the laws of Singapore
By:	/s/ LEE KHENG NAM
Name: Lee Kheng Nam Title:
STT VENTURES LTD, a Mauritius company
By:	/s/ TEE BENG HUAT
Name: Tee Beng Huat Title:
GREEN DOT CAPITAL (BVI) INC, a British Virgin Island entity
By:	/s/ SIM MONG TEE
Name: Sim Mong Tee Title:
SINGAPORE COMPUTER SYSTEMS LIMITED, an entity formed under the laws of Singapore
By:	/s/ STEPHEN YEO
Name: Stephen Yeo Title:
"STOCKHOLDER"
Hong Chen, an individual
/s/ HONG CHEN Hong Chen

[SIGNATURE PAGE TO AMENDED AND RESTATED LOCK-UP AGREEMENT]

S-2

SCHEDULE A TO
LOCK-UP AGREEMENT

LIST OF STOCKHOLDER AND INVESTORS

Name and Address of Stockholder/Investor	Shares Owned at Closing
Asia Pacific Growth Fund III, L.P. 156 University Avenue Palo Alto, CA 94301 Attention: Ms. Shawn M. Soderberg	• •	6,024,096 shares of Series A Preferred Stock; and Warrants to purchase 2,506,024 shares of Series A Preferred Stock
Vertex Technology Fund (III) Ltd. 77 Science Park Drive. #02-15 Cintech III Singapore Science Park Singapore, 118256	• •	602,409 shares of Series A Preferred Stock; and Warrants to purchase 150,602 shares of Series A Preferred Stock
Vertex Technology Fund (II) Ltd. 77 Science Park Drive. #02-15 Cintech III Singapore Science Park Singapore, 118256	• •	602,409 shares of Series A Preferred Stock; and Warrants to purchase 150,602 shares of Series A Preferred Stock
Vertex Technology Fund Ltd. 77 Science Park Drive #02-15 Cintech III Singapore Science Park Singapore 118256	• •	602,409 shares of Series A Preferred Stock; and Warrants to purchase 150,602 shares of Series A Preferred Stock
Hong Chen 1421 McCarthy Blvd Milpitas, CA 95035 Tel: (408) 955-1920 Fax: (408) 435-8687	•	1,242,857 shares of common stock of the Company
STT Ventures Ltd 51 Cuppage Road, # 10-11/17 Starhub Centre Singapore 229469 Attention: Tee Beng Huat	• •	602,409 shares of Series A Preferred Stock; and Warrants to purchase 150,602 shares of Series A Preferred Stock

Green Dot Capital (BVI) Inc
    Registered Office:
P.O. Box 957
Offshore Incorporations Centre
Road Town, Tortola
British Virgin Islands
    Correspondence Address:
c/o 8 Shenton Way
# 09-02 Temasek Tower
Singapore 068811
Attention: Ms. Ong Lay Peng	• •	301,204 shares of Series A Preferred Stock; and Warrants to purchase 75,301 shares of Series A Preferred Stock
Singapore Computer Systems Limited 7 Bedok South Road Singapore 469272 Attention: Ms. Wendy Ng	• •	301,204 shares of Series A Preferred Stock; and Warrants to purchase 75,301 shares of Series A Preferred Stock